Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 19, 2018, in the Registration Statement (Form S-3) and related Prospectus of DarioHealth Corp., dated April 26, 2018.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
April 26, 2018	A Member of Ernst & Young Global